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                                                                     EXHIBIT 5.1

                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                               New York, NY 10038


July 24, 1997


Interpool, Inc.
211 College Road East
Princeton, New Jersey  08540

Re:      Interpool Inc. and
         Interpool Capital Trust
         Registration Statement on Form S-4 (File No. 333-27865)

Ladies and Gentlemen:

We have acted as special counsel to Interpool, Inc., a Delaware corporation (the "Company"), and sponsor of Interpool Capital Trust, a Delaware statutory business trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the above-referenced Registration Statement on Form S-4, as amended by Amendment No. 1 thereto (the "Registration Statement"), relating to (i) the proposed issuance by the Trust of $75,000,000 aggregate liquidation amount of the Trust's 9 7/8% Series B Capital Securities (the "Exchange Capital Securities"), which are being registered under the Securities Act, in exchange for up to $75,000,000 aggregate liquidation amount of the Trust's outstanding 9 7/8% Series A Capital Securities (the "Private Capital Securities"); (ii) the proposed issuance by the Company to the Trust, in an aggregate principal amount corresponding to the aggregate liquidation amount of the Exchange Capital Securities, of the Company's 9 7/8% Series B Junior Subordinated Deferrable Interest Debentures due January 31, 2027 (the "Exchange Junior Subordinated Debentures"), which are being registered under the Securities Act, in exchange for a comparable aggregate principal amount of the Company's 9 7/8% Series A Junior Subordinated Deferrable Interest Debentures due January 31, 2027 (the "Private Junior Subordinated Debentures"), and (iii) the Company's guarantee of the Exchange Capital Securities (the "Exchange Guarantee"), which is being registered under the Securities Act, in exchange for the Company's guarantee of the Private Capital Securities (the "Private Guarantee"). The Private Capital Securities were issued under, and the Exchange Capital Securities are to be issued under, the Amended and Restated Declaration of Trust dated January 27, 1997, among the Company, as Sponsor, IBJ Schroder Bank & Trust Company, as property trustee, Delaware Trust Capital Management, as Delaware trustee, and the Regular Trustees named therein. The Private Junior Subordinated Debentures were issued under, and the Exchange Junior Subordinated Debentures are to be issued under, an Indenture dated as of January 27, 1997, as supplemented by the First Supplemental Indenture, dated as of January 27, 1997 (collectively, the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as debenture trustee.

As such counsel, we have examined originals or copies of (i) the Certificate of Incorporation and By-Laws of the Company, each as amended to date, (ii) the Amended and Restated Declaration of Trust of the Trust, as amended to date,
(iii) the Indenture, (iv) the Exchange Guarantee, (v) the Registration Rights Agreement dated as of January 27, 1997 (the "Registration Rights Agreement") among the Trust, the Company and the Initial Purchasers named therein and (vi) the Registration Statement. We have also examined original, reproduced or certified copies of all
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Interpool, Inc.
July 24, 1997
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such records of the Company and the Trust, such other agreements and such certificates of officers and representatives of the Company and the Trust and others, and such statutes and authorities, as we have deemed relevant and necessary to form the basis of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of the copies of documents supplied to us as copies thereof. As to various questions of fact material to the opinions hereinafter expressed, we have relied on representations, statements and certificates of officers and representatives of the Company, the Trust and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the federal laws of the United States of America and the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that:

         1. The Exchange Junior Subordinated Debentures have been duly and validly authorized and, when duly executed by the proper officers of the Company, duly authenticated by the Trustee and issued by the Company in accordance with the terms of the Indenture against surrender and cancellation of a like aggregate principal amount of Private Junior Subordinated Debentures as contemplated in the Registration Rights Agreement, will constitute the legal, valid and binding obligations of the Company in accordance with their terms and the terms of the Indenture, subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and court decisions with respect thereto, provided that we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

         2. The Exchange Guarantee has been duly authorized by all requisite corporate action of the Company and, when executed and delivered to IBJ Schroder Bank & Trust Company, as guarantee trustee, as contemplated in the Registration Rights Agreement, the Exchange Guarantee will constitute a valid and binding obligation of the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and court decisions with respect thereto, provided that we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

We consent to being named in the Registration Statement and related prospectus as counsel who are passing upon the legality of the Exchange Junior Subordinated Debentures and the Exchange Guarantee for the Company and to the reference to our name under the caption "Legal Matters" in such prospectus. We also consent to the filing of this opinion as an exhibit to the Registration Statement or any amendment thereto. In giving such consents, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP
STROOCK & STROOCK & LAVAN LLP